BUTTON GWINNETT FINANCIAL CORPORATION
			    2230 Scenic Highway
			   Snellville, Georgia 30278


		  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
			 TO BE HELD APRIL 21, 1997

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Button Gwinnett Financial Corporation (the "Company") will be held on Monday,
April 21, 1997 at 7:30 a.m. at the offices of The Bank of Gwinnett County, 150 South Perry Street, Lawrenceville, Georgia for the following purposes:

     (1) To elect Directors of the Company to serve until their successors are duly elected and qualified;

     (2) To ratify the selection of Mauldin & Jenkins, LLC as Independent Public Accountants for the fiscal year ending December 31, 1997; and

     (3) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

	The Board of Directors has set April 1, 1997 as the record date for the Annual Meeting. Only Shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. You are cordially invited to attend the Annual Meeting. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS REQUESTED TO EXECUTE AND RETURN THE ACCOMPANYING FORM OF PROXY PROMPTLY, SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.


					 By Order of the Board of Directors,



					 Glenn S. White
					 President of the Company and
					 Member of the Board of Directors





April 2, 1997

BUTTON GWINNETT FINANCIAL CORPORATION
2230 Scenic Highway
Snellville, Georgia  30278

PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held April 21, 1997


SOLICITATION OF PROXIES

	This Proxy Statement is furnished to Shareholders of Button Gwinnett Financial Corporation (the "Company"), a Georgia corporation, in connection with the solicitation of proxies by the Board of Directors of the Company, to be held April 21, 1997 and any adjournments thereof, for the purposes set forth in the accompanying Notice.

	The Company will bear the cost of solicitation of proxies. If deemed necessary, the Company may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.


	Unless otherwise indicated by the context, the term "Company" shall refer to Button Gwinnett Financial Corporation and its wholly-owned subsidiary, The Bank of Gwinnett County ("TBGC" or "The Bank").


VOTING RIGHTS

	The Board of Directors has set April 1, 1997 as the record date for the Annual Meeting. Only Shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.
At the close of business on the record date there were 1,360,864 shares of common stock of the Company outstanding with each shareholder entitled to one vote in person or by proxy for each share of common stock on all matters to properly come before the Annual Meeting.

	Proxies in the accompanying form, duly executed and returned and not revoked, will be voted at the Annual Meeting in accordance with directions of the Shareholders. Any proxy may be revoked at any time by notifying the Company in writing or in person at the Annual Meeting, but such revocation will not affect any matter previously voted upon. The Company is mailing this Proxy Statement to its Shareholders on or about April 2, 1997.

	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a plurality of the shares of the common stock of the Company present or represented by proxy.


ELECTION OF DIRECTORS

	The Board of Directors has nominated 15 persons for election as Directors of the Company at the Annual Meeting to serve one-year terms which will expire in 1998. All the nominees are present Directors of the Company. Each nominee has agreed to his or her nomination and to serve as a Director if elected. If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons voting the proxies will vote for the election of another nominee designated by the Board of Directors.

       Certain information regarding the persons nominated for election as Directors as of December 31, 1996 is set forth below:

				       POSITION WITH           DIRECTOR OF THE
NAME                                    THE COMPANY             COMPANY SINCE

David R. Bowen                            Director                   1993

Robert A. Bradshaw                        Director                   1993

James F. Brannan, Jr.                     Director                   1993

James R. Brown                            Director                   1993

W. Emmett Clower                          Director                   1993

Jean A. Coppage                           Director                   1993

Edwin F. Forrest                          Director                   1993

David G. Hanna                            Director                   1993

J. Richard Norton, Sr.                    Director                   1993

Andrew R. Pourchier                       Vice Pres./Sec
					  Treas./Director            1993

John D. Stephens                          Chairman of the
					  Board/Director             1993

Judy A. Waters                            Director                   1993

Warren O. Wheeler                         Director                   1993

Glenn S. White                            President/
					  Director                   1993

Bobby W. Williams                         Director                   1993


The following is a brief description of the business experience of the Directors and Executive Officers of the Company:

David R. Bowen - Date of Birth: 07/01/39

Mr. Bowen has been President of RMT Development Company since June 1990.
He has been in the business of homebuilding and land development, principally in the Atlanta area since 1966. He has been a director of the Company since 1993 and a director of The Bank since 1987.

Robert A. Bradshaw - Date of Birth: 08/30/38

Mr. Bradshaw is a partner in the firm Bradshaw, Pope & Franklin, CPA, which is engaged in the practice of accounting in the metropolitan Atlanta, Georgia area. Mr. Bradshaw has practiced accounting since 1968. Mr. Bradshaw received a bachelor of business administration degree from Georgia State University in 1962. He has been a director of the Company and of The Bank since 1993.

James F. Brannan, Jr. - Date of Birth: 02/17/39

Mr. Brannan has been a director of the Company since 1993 and a director of The Bank since August of 1991. He is the owner of Lawrenceville Auto Parts, which has been in the business of automobile parts sales in Lawrenceville, Georgia for 39 years. He was formerly a director of Trust Company Bank of Gwinnett County.

James R. Brown - Date of Birth: 08/30/27

Mr. Brown, now retired, was President of Jim Brown Wholesale Lumber, which has engaged in the sale of lumber and building supplies in Lawrenceville, Georgia since 1980. From 1951 to 1994, Mr. Brown was President of Brown Lumber Company, which was engaged in lumber and building supplies sales in Lawrenceville, Georgia. He has been a director of the Company and of The Bank since 1993.

W. Emmett Clower - Date of Birth: 10/13/42

Mr. Clower has operated Emmett Clower Studio in Snellville, Georgia since 1972. Mr. Clower is active in several business and community service organizations in the metropolitan Atlanta, Georgia area, including serving as Mayor in the City of Snellville, Georgia since 1973. He has been a director of the Company and of The Bank since 1993.

Jean A. Coppage - Date of Birth: 10/6/45

Mrs. Coppage has been a director of the Company since 1993 and of The Bank since 1987. She received her bachelor of business administration degree from the University of Houston and is a former teacher with the Houston, Texas public school system. She has been an active civic leader in the community for a number of years working closely with the Gwinnett Housing Authority, Gwinnett Council for the Arts, Gwinnett Chamber of Commerce, Chattahoochee Junior Service League, and the High Museum of Arts, Birthright, Inc. and the DeKalb Medical Auxiliary.

Edwin F. Forrest - Date of Birth: 02/25/44

Mr. Forrest is President of Central Drywall, Inc. in Alpharetta, Georgia which has engaged in wallboard installation since 1980. He has been a director of the Company and of The Bank since 1993.

David G. Hanna - Date of Birth: 04/18/64

Mr. Hanna has been a director of the Company since 1993 and a director of The Bank since November of 1991. He is President of HBR Capital, an investment company which specializes in consumer financial services. Prior to forming
HBR in 1992, Mr. Hanna was employed by Nationwide Credit, Inc. as President of the Government Services Division. He had previous banking experience at C & S National Bank as a lending officer for small- to medium-sized businesses.


J. Richard Norton, Sr. - Date of Birth: 06/04/32

Mr. Norton is President of Norton Southeast, Inc., a company which is involved in the sale of portable storage buildings. Prior to forming this company in 1994, Mr. Norton had been President of Norton Auto Parts, Inc. in Snellville, Georgia since 1965, and Secretary of Tony's Auto Parts in Loganville, Georgia since 1987. Both of these entities are engaged in the retail sale of automobile replacement parts. Mr. Norton received a bachelor's degree in business administration from the University of Georgia in 1954. He has been a director of the Company and The Bank since 1993.

Andrew R. Pourchier - Date of Birth: 03/21/51

Mr. Pourchier is Executive Vice President and Secretary of The Bank of Gwinnett County and Vice President/Secretary/Treasurer of the Company. He has been a director of the Company and The Bank since 1993. Mr. Pourchier has been in the banking business in Gwinnett County for over twenty years. He attended Morehead State University in Kentucky.

John D. Stephens - Date of Birth: 04/24/40

Mr. Stephens has been the Chairman of the Board of Directors of the Company and the Bank since 1993. In addition, Mr. Stephens is Chief Executive Officer and Owner of John D. Stephens, Inc. in Stone Mountain, Georgia which has engaged in pipeline construction since 1966. Mr. Stephens received an associates of science and mechanical technology degree from Southern Technical Institute in 1960.

Judy Waters - Date of Birth: 11/8/46

Mrs. Waters has been a director of the Company since 1993 and a director of the Bank since November of 1991. She currently serves on the Gwinnett County Board of Commissioners and the Gwinnett County Soil Conservation Board. She is very active in the Snellville community.

Warren O. Wheeler - Date of Birth: 07/19/41

Mr. Wheeler has been a partner in the law firm of Schreeder, Wheeler & Flint in Atlanta, Georgia since 1974. Mr. Wheeler received a bachelor of electrical engineering degree from Georgia Institute of Technology in 1963 and a juris doctor degree from Emory University in 1969. Mr. Wheeler has been a director of the Company and the Bank since 1993.

Glenn S. White - Date of Birth: 04/29/51

Mr. White has been a director of the Company since 1993 and a director and President of the Company and the Bank since 1987. He has over twenty years of banking experience in which he has held the following positions: President of First National Bank of Gwinnett, Senior Vice President of First National Bank of Atlanta and President and founding director of The Bank of Gwinnett County. Mr. White has been involved in numerous civic and community organizations which have included Chairman of the Gwinnett Chamber of Commerce, Gwinnett Council for the Arts, South Gwinnett Rotary Club, and Gwinnett Homebuilders Association. He is presently a board member of the Gwinnett Chamber of Commerce, Gwinnett Foundation, the Council for Quality Growth and the Board of Regents of the University System of Georgia.

Bobby W. Williams - Date of Birth: 11/28/36

Mr. Williams is owner and President of Perimeter Investment Corp. which is engaged in real estate building and development (including shopping centers and residential subdivisions) primarily in Gwinnett County, Georgia since 1971. Mr. Williams has been a director of the Company and the Bank since 1993.

       There are no family relationships between any of the Directors or Executive Officers of the Company or The Bank, except for Messrs. Brown and Stephens who are cousins.

The Board of Directors recommends a vote FOR the election of the persons nominated as Directors.


Meetings of the Board of Directors

	The Board of Directors of Button Gwinnett Financial Corporation had 7 meetings during the 1996 fiscal year. During 1996 each incumbent Director attended at least 75% of the total number of Board meetings held.

	The Board of Directors of the Company does not have a standing Audit Committee, Compensation Committee or Nominating Committee. The Board of Directors of TBGC, however, has an Audit Committee, a Compensation Committee, an Asset and Liability Committee, and a Loan Committee.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934

	Section 16 of the Securities Exchange Act of 1934 requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any Reporting Person that no Form 5 was required, all Section 16 filing requirements applicable to the Company's Reporting Persons during and with respect to 1996 have been complied with on a timely basis.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

	The following table presents the total compensation paid to each executive officer of the Company during fiscal 1996, 1995 and 1994 whose salary and bonus exceeded $100,000 during fiscal 1996.

Summary Compensation Table

				       Annual Compensation
							       Other
				   Salary        Bonus         Annual
Name and Position           Year     ($)          ($)      Compensation

Glenn S. White              1996   142,500       75,000          *
President and
Chief Executive             1995   135,000       45,000          *
Officer
			    1994   125,000       40,000          *


Andrew R. Pourchier         1996   105,000       60,300          *
Vice President and
Chief Financial Officer     1995   100,000       40,000          *

			    1994    85,000       35,000          *

			      All Other Compensation

			    Company
Name and                     401-K    Insurance   Directors
Position             Year    Comp.     Benefit      Fees

Glenn S. White       1996    2,281       369       4,200
President and
Chief Executive      1995    2,160       349       4,200
Officer
		     1994    3,696       113       4,200


Andrew R. Pourchier  1996    3,800       179       4,200
Executive Vice
President            1995    3,696       171       3,850

		     1994    2,380        56       4,200
_____________
*Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum required amount for disclosure under SEC regulations.


Director Compensation

	During 1996, the same individuals who served as directors of the Company also served as directors of The Bank. While such individuals are not compensated for their services as Directors of the Company, they were paid $350 per Bank Board meeting attended. Directors who are also officers of the Company or the Bank receive fees for attending Board meetings.

Fiscal Year-End Option Values

	The following table presents information regarding the value of the named Executives' options held at December 31, 1996.

					    Number of       Value* of
					   Securities      Unexercised
					   Underlying      In-The Money
					   Options at       Options at
		 Shares                    Fiscal Year      Fiscal Year
		Acquired      Value          End (#)          End ($)
	      on Exercise   Realized       Exercisable/    Exercisable/
Name              (#)          ($)        Unexercisable   Unexercisable

Glenn S.          -0-          -0-        95,904/11,924   940,407/92,542
White

Andrew R.         -0-          -0-        37,885/8,400    431,639/64,050
Pourchier

_____________
*Calculated by subtracting the exercise price from the market price of the common stock at fiscal year-end (estimated to be $21.00 per share) and multiplying the resulting figure by the number of shares subject to in-the-money options.

Employment Agreement

	As of September 9, 1994, the Company and The Bank entered into employment agreements with Glenn S. White and Andrew R. Pourchier with regard to their continued service as President and Chief Executive Officer of The Bank and Executive Vice President of The Bank, respectively. Each agreement is for a twelve-month term and automatically extends for an additional twelve-month period on each anniversary of the agreement until the anniversary on which the Executive is 65. Neither agreement will be extended, however, if either party gives written notice to that effect at least 60 days prior to the next anniversary of the agreement. During the term of each agreement, the Bank has agreed to provide the applicable Executive with (a) an initial annual salary set by the Board of Directors of The Bank or a committee designated by the Board, plus reasonable increases due to increases in the cost of living and performance of the Executive, which may be increased annually at The Bank's discretion to reflect the Executive's performance and to maintain a compensation level comparable to that of a similarly situated executive in the financial services industry; (b) a bonus awarded by The Bank in its sole discretion; (c) reimbursement of initiation fees and dues associated with club memberships - Mr. White only, (d) the use of an automobile and reimbursement of reasonable expenses relating to its operation and maintenance; (e) participation in employee benefit programs maintained for employees generally and those limited to senior executives; and (f) a Deferred Compensation Plan providing certain death and retirement benefits.
In the event The Bank were to terminate either Executive's employment at any time, whether for cause or without cause, The Bank would give the Executive
30 days' prior written notice with severance pay equal to at least 30 days' salary, to be based upon the Executive's average monthly compensation (which is includable in his gross income) for the preceding 12-month period.


PRINCIPAL SHAREHOLDERS AND MANAGEMENT

	The table below sets forth, as of March 28, 1997 information regarding the common stock of the Company owned (a) by each person who beneficially owns more than 5% of the common stock, (b) by each of the Company's Directors and (c) by all Directors and Executive Officers as a group:

						  Number of
						    Shares
			    Number      Percent     Subject      Percent
Name of Beneficial              of         of     to Warrants       of
Owner                       Shares (1)   Class    and Options     Class (2)

David R. Bowen              59,095        4.3%            0        4.0%
4795 W. Price Road
Buford, GA  30518

Robert A. Bradshaw          10,700          *             0          *
105 Merchants Drive
Norcross, GA  30093

James F. Brannan, Jr.       46,925 (3)    3.4%            0        3.1%
251 Hanarry Drive
Lawrenceville, GA  30245

James R. Brown              30,000        2.2%            0        2.0%
357 Brown Ridge Lane
Lawrenceville, GA  30243

						  Number of
						    Shares
			    Number      Percent     Subject      Percent
Name of Beneficial              of         of     to Warrants       of
Owner                       Shares (1)   Class    and Options     Class (2)

W. Emmett Clower             5,274          *             0          *
2389 Scenic Highway
Snellville, GA  30278

Jean A. Coppage             19,329 (4)    1.4%            0        1.3%
3904 Ashford Lake Court
Atlanta, GA  30318

Edwin F. Forrest             1,250 (5)      *             0          *
2360 Bethelview Road
Cumming, GA  30130

David G. Hanna              38,310        2.8%            0        2.6%
1810 Marlboro Drive
Atlanta, GA  30350

J. Richard Norton, Sr.       5,700 (6)      *             0          *
1926 Oak Road
Snellville, GA  30278

Andrew R. Pourchier          2,730 (7)      *        37,885 (8)    2.7%
688 Ford Avenue
Lawrenceville, GA  30245

John D. Stephens           498,267       36.6%            0       33.3%
1899 Parker Court
Stone Mountain, GA  30087

Judy A. Waters                   0          *             0          *
4251 Antelope Lane
Lithonia, GA  30058

Warren O. Wheeler           24,045 (9)    1.8%            0        1.6%
127 Peachtree St., N.E.
Atlanta, GA  30303-1845

Glenn S. White               4,353 (10)     *        95,904 (11)   6.7%
1101 Summer Ridge Lane
Lawrenceville, GA  30244

Bobby W. Williams            1,000          *             0          *
1122 Rockbridge Road
Stone Mountain, GA  30087

All Directors and
Executive Officers as
a group (15 persons)        746,978     54.2%       133,789       58.2%

* Less than 1%

  (1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Information as to beneficial ownership of common stock has been furnished by the respective persons listed in the table.

  (2) Based upon 1,360,864 shares outstanding as of March 28, 1997, as adjusted for options exercisable within sixty (60) days thereof, which are held by the indicated Directors.

  (3) Includes (a) 46,425 shares held directly by Mr. Brannan, and (b) 500 shares held by Lawrenceville Auto Parts, Inc. as to which Mr. Brannan exercises voting and investment powers.

  (4) Includes (a) 1,915 shares held by Mrs. Coppage as custodian for her son, as to which Mrs. Coppage disclaims beneficial ownership and (b) 17,414 shares held by Dekalb Anesthesia Associates Pension Plan for W. Mark Coppage (deceased), as to which Mrs. Coppage disclaims beneficial ownership.

  (5) Includes 1,250 shares held by Central Drywall, Inc. Profit Sharing Plan, as to which Mr. Forrest exercises voting power.

  (6) Includes (a) 5,100 shares owned directly by Mr. Norton and (b) 600 shares held by Mr. Norton's daughter, as to which Mr. Norton disclaims beneficial ownership.

  (7) Includes (a) 1,250 shares owned directly by Mr. Pourchier and (b) 1,480 shares held by Mr. Pourchier as custodian for his sons, as to which Mr. Pourchier disclaims beneficial ownership.

  (8) Includes 37,885 shares subject to presently exercisable options granted pursuant to the Company's Stock Option Plan.

  (9) Includes (a) 23,929 shares held by Mr. Wheeler as to which he has sole voting and investment power and (b) 116 shares held by SHOW Associates, a general partnership, of which Mr. Wheeler owns 1/6 of the shares and has shared voting and investment power of the 1,000 total shares owned by SHOW Associates.

 (10)    Includes (a) 3,353 shares owned directly by Mr. White and
	 (b) 1,000 shares held by Mr. White as custodian for his son, as to which Mr. White disclaims beneficial ownership

 (11) Includes 95,904 shares subject to presently exercisable options granted pursuant to the Company's Stock Option Plan.


CERTAIN TRANSACTIONS

	The Company anticipates that its Directors and Executive Officers, and the other organizations with which they are associated, will have banking transactions in the ordinary course of business with TBGC. Loans to such Directors and Executive Officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.


RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

	Mauldin & Jenkins, LLC has been the Company's independent public accountants since 1993. The selection of the Company's independent public accountants is not required to be submitted to the vote of the Shareholders, but the Board of Directors believes the Shareholders should have the opportunity to ratify the selection. A representative of Mauldin & Jenkins is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

	The Board of Directors recommends a vote FOR ratification of the selection of Mauldin & Jenkins as the Company's independent public accountants for the 1997 fiscal year.


SHAREHOLDER PROPOSALS

	Shareholder proposals must be received by the Company on or before December 31, 1997, in order to be included in the proxy material relating to the 1998 Annual Meeting of Shareholders.

	At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which should be presented for action at the Annual Meeting other than the proposals specifically set forth in the accompanying Notice of Annual Meeting of Shareholders and referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying form of proxy will vote or refrain from voting in accordance with their best judgment on such matters.


 ANNUAL REPORT

	The Company has filed its Annual Report on Form 10-KSB for the 1996 fiscal year with the Securities and Exchange Commission. Upon written request of any Shareholder of record or beneficial owner of common stock, the Company will furnish without charge a copy of such Annual Report on Form 10-KSB. The request should be sent to Monica L. Grafton, Button Gwinnett Financial Corporation, P. O. Box 1230, Lawrenceville, Georgia 30246-1230.


					By Order of the Board of Directors